Exhibit 4.37

Voting Proxy Agreement

This Voting Proxy Agreement (this “Agreement”) is entered into as of May 3, 2016 in Beijing, the People’s Republic of China (“PRC,” for purposes of this Agreement, excluding Hong Kong Macau and Taiwan) by and between:

Party A: Baidu Online Network Technology (Beijing) Co., Ltd.

Registered Address: Baidu Plaza, No. 10 Shangdi 10th Street, Haidian District, Beijing

Party B: Zhixiang Liang

ID No.:

WHEREAS

1.	Party B, a PRC citizen, is a shareholder of Beijing Perusal Technology Co., Ltd. (“Perusal”), and owns 50% of the equity interests in Perusal as of the date hereof (“Party B’s Equity”).

2.

Party B agrees to entrust a PRC company or individual designated by Party A, and Party A agrees to accept such entrustment, based on the terms and subject to the conditions set forth herein, to exercise his rights as a shareholder of Perusal on his behalf.

NOW,	THEREFORE, the parties to this Agreement hereby agree as follows:

1.

Party B hereby agrees to irrevocably entrust the entity or individual designated by Party A to exercise on his behalf all shareholder’s voting rights and other shareholder’s rights empowered by the law and Perusal’s articles of association at the shareholders’ meeting of Perusal, including, but not limited to, with respect to the sale, transfer, pledge or disposal of all or part of Party B’s equity interests in Perusal and the appointment and election of directors and chairman of Perusal at the shareholders’ meetings of Perusal as the authorized representative of Perusal’s shareholder.

2.

Party A agrees to designate an entity or individual permissible by relevant applicable law to accept the entrustment by Party B granted in Article 1 of this Agreement, and such entity or individual shall exercise Party B’s voting rights and other shareholder’s rights on behalf of Party B pursuant to this Agreement.

3.

Party B hereby acknowledges that, regardless how his equity interests in Perusal will change, he shall entrust the entity or individual designated by Party A with all of his shareholder’s voting rights and other shareholder’s rights. If Party B transfers his equity interests in Perusal to any individual or company other than Baidu, Inc., Party A, or the individuals or entities designated by Party A (each, a “Transferee”), Party B shall cause such Transferee to, concurrently with the execution of the equity transfer documents, sign an agreement with the same terms and conditions as this Agreement to entrust the person designated by Party A with the shareholder’s voting rights and other shareholder’s rights of the Transferee.

4.

Party B hereby acknowledges that if Party A withdraws the appointment of the relevant entity or individual to whom Party B has entrusted his shareholder’s voting rights and other shareholder’s rights, he will withdraw his entrustment and authorization to such entity or individual and authorize another entity or individual designated by Party A to exercise his shareholder’s voting rights and other shareholder’s rights at the shareholders’ meeting of Perusal.

5.	This Agreement is executed by the Parties or their respective legal or authorized representatives as of the date first written above and becomes effective on the same day.

6.

This Agreement shall remain permanently valid unless early terminated by Party A in writing. If any Party’s operating term expires within the valid term of this Agreement, such Party shall renew its operating term in time to enable this Agreement to continue to be valid and implemented. If a Party’s application to renew its operating term fails to obtain the approval or consent of any competent authority, this Agreement shall terminate at the expiry of such Party’s operating term, unless such Party has transferred its rights and obligations pursuant to Article 10 hereof.

7.

This Agreement shall remain valid for so long as Party B continues to hold any equity interest in Perusal. Throughout the term of this Agreement, unless otherwise provided by law, Party B shall in no case cancel, early terminate or revoke this Agreement. notwithstanding the foregoing, Party A shall be entitled to terminate this Agreement at any time by sending a written notice to Party B thirty (30) days in advance.

8.

Any amendment to, and/or cancellation of, this Agreement shall be agreed by the Parties in writing. Any amendment and supplementary agreement hereto duly executed by both Parties is an integral part of, and shall be equally binding with, this Agreement.

9.

Should any provision hereof be rendered invalid or unenforceable due to its inconsistency with relevant law, such provision shall be deemed invalid only to the extent governed by such law without affecting the validity of the other provisions hereof.

10.

All notices or other correspondences required to be sent by any Party hereunder shall be written in Chinese and delivered to the following addresses of the other Parties or other addresses designated and notified to such Party from time to time via personal delivery, mail or fax. The notices shall be deemed to have been duly served (a) upon sent if sent by personal delivery, (b) on the tenth (10th) day after the post-prepaid registered airmail is sent (shown on the postmark) if sent by mail, or on the fourth day after the notice is handed to an internationally recognized express delivery service; and (c) at the time of receipt shown on the transmission acknowledgement if sent via fax.

Party A: Baidu Online Network Technology (Beijing) Co., Ltd.

Address: 3F Baidu Plaza, No. 10 Shangdi 10th Street, Haidian District, Beijing

Attn: Zhan Wang

Fax: 010-59927435

Tel: 010-59925049

Party B: Zhixiang Liang

Address: Baidu Plaza, No. 10 Shangdi 10th Street, Haidian District, Beijing

Fax: 010-59928888

Tel: 010-59927435

11.

Except with Party A’s prior written consent, Party B shall not transfer its rights and obligations hereunder to any third party. Party B hereby agrees that Party A may assign its rights and obligations under this Agreement as Party A sees fit, in which case Party A only needs to give a written notice to Party B and no further consent of Party B is required.

12.

Both Parties acknowledge and confirm that any oral or written information exchanged between the Parties in connection with this Agreement are confidential, and both Parties shall keep all such information confidential and not disclose any such information to any third person, except for the information: (a) that is known or will be known by the public (not due to a discretional disclosure by the Party receiving such information); (b) that is required to be disclosed by applicable law or rules or regulations of a stock exchange; or (c) that needs to be disclosed to a Party’s legal or financial advisor in connection with the transaction contemplated hereby, provided that such advisor shall be subject to a confidential obligation similar to that provided in this Article). A disclosure by any staff or agency engaged by any Party shall be deemed a disclosure made by such Party, and such Party shall take the responsibilities for breach. This Article shall survive any invalidity, amendment, termination, dissolution or unenforceability of this Agreement for any reason whatsoever.

13.

(1)	The formation, validity, interpretation, performance, amendment and termination of and settlement of disputes under this Agreement shall be governed by the laws of the PRC.

(2)

Any dispute arising in connection with the interpretation and performance of the provisions of this Agreement shall first be resolved by the Parties in good faith through negotiations. In case no resolution can be reached by the Parties, any Party may refer such dispute to China International Economic and Trade Arbitration Commission for arbitration in accordance with its then effective arbitration rules. The arbitration shall be held in Beijing and the language used shall be Chinese. The arbitral award shall be final and binding upon both Parties.

14.

This Agreement, once effective, constitutes the entire agreement and understanding between the Parties with respect to the matters contained herein, and fully supersedes all prior oral and written agreements and understandings between the Parties with respect to the matters contained herein.

15.	This Agreement is made in duplicate, one for each Party, and both counterparts shall be equally binding.

[No text below]

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IN WITNESS WHEREOF, each party hereto has executed this Agreement as of the date first written above.

Party A: Baidu Online Network Technology (Beijing) Co., Ltd. (company seal)

Signature:	/s/ Zhan Wang
Name: Zhan Wang
Title: Legal Representative

Party B: Zhixiang Liang

Signature:	/s/ Zhixiang Liang

Voting Proxy Agreement

This Voting Proxy Agreement (this “Agreement”) is entered into as of May 3, 2016 in Beijing, the People’s Republic of China (“PRC,” for purposes of this Agreement, excluding Hong Kong, Macau and Taiwan) by and between:

Party A: Baidu Online Network Technology (Beijing) Co., Ltd.

Registered Address: Baidu Plaza, No. 10 Shangdi 10th Street, Haidian District, Beijing

Party B: Xiaodong Wang

ID No.:

WHEREAS

1.	Party B, a PRC citizen, is a shareholder of Beijing Perusal Technology Co., Ltd. (“Perusal”), and owns 50% of the equity interests in Perusal as of the date hereof (“Party B’s Equity”).

2.

Party B agrees to entrust a PRC company or individual designated by Party A, and Party A agrees to accept such entrustment, based on the terms and subject to the conditions set forth herein, to exercise his rights as a shareholder of Perusal on his behalf.

NOW, THEREFORE, the parties to this Agreement hereby agree as follows:

1.

Party B hereby agrees to irrevocably entrust the entity or individual designated by Party A to exercise on his behalf all shareholder’s voting rights and other shareholder’s rights empowered by the law and Perusal’s articles of association at the shareholders’ meeting of Perusal, including, but not limited to, with respect to the sale, transfer, pledge or disposal of all or part of Party B’s equity interests in Perusal and the appointment and election of directors and chairman of Perusal at the shareholders’ meetings of Perusal as the authorized representative of Perusal’s shareholder.

2.

Party A agrees to designate an entity or individual permissible by relevant applicable law to accept the entrustment by Party B granted in Article 1 of this Agreement, and such entity or individual shall exercise Party B’s voting rights and other shareholder’s rights on behalf of Party B pursuant to this Agreement.

3.

Party B hereby acknowledges that, regardless how his equity interests in Perusal will change, he shall entrust the entity or individual designated by Party A with all of his shareholder’s voting rights and other shareholder’s rights. If Party B transfers his equity interests in Perusal to any individual or company other than Baidu, Inc., Party A, or the individuals or entities designated by Party A (each, a “Transferee”), Party B shall cause such Transferee to, concurrently with the execution of the equity transfer documents, sign an agreement with the same terms and conditions as this Agreement to entrust the person designated by Party A with the shareholder’s voting rights and other shareholder’s rights of the Transferee.

4.

Party B hereby acknowledges that if Party A withdraws the appointment of the relevant entity or individual to whom Party B has entrusted his shareholder’s voting rights and other shareholder’s rights, he will withdraw his entrustment and authorization to such entity or individual and authorize another entity or individual designated by Party A to exercise his shareholder’s voting rights and other shareholder’s rights at the shareholders’ meeting of Perusal.

5.	This Agreement is executed by the Parties or their respective legal or authorized representatives as of the date first written above and becomes effective on the same day.

6.

This Agreement shall remain permanently valid unless early terminated by Party A in writing. If any Party’s operating term expires within the valid term of this Agreement, such Party shall renew its operating term in time to enable this Agreement to continue to be valid and implemented. If a Party’s application to renew its operating term fails to obtain the approval or consent of any competent authority, this Agreement shall terminate at the expiry of such Party’s operating term, unless such Party has transferred its rights and obligations pursuant to Article 10 hereof.

7.

This Agreement shall remain valid for so long as Party B continues to hold any equity interest in Perusal. Throughout the term of this Agreement, unless otherwise provided by law, Party B shall in no case cancel, early terminate or revoke this Agreement. notwithstanding the foregoing, Party A shall be entitled to terminate this Agreement at any time by sending a written notice to Party B thirty (30) days in advance.

8.

Any amendment to, and/or cancellation of, this Agreement shall be agreed by the Parties in writing. Any amendment and supplementary agreement hereto duly executed by both Parties is an integral part of, and shall be equally binding with, this Agreement.

9.

Should any provision hereof be rendered invalid or unenforceable due to its inconsistency with relevant law, such provision shall be deemed invalid only to the extent governed by such law without affecting the validity of the other provisions hereof.

10.

All notices or other correspondences required to be sent by any Party hereunder shall be written in Chinese and delivered to the following addresses of the other Parties or other addresses designated and notified to such Party from time to time via personal delivery, mail or fax. The notices shall be deemed to have been duly served (a) upon sent if sent by personal delivery, (b) on the tenth (10th) day after the post-prepaid registered airmail is sent (shown on the postmark) if sent by mail, or on the fourth day after the notice is handed to an internationally recognized express delivery service; and (c) at the time of receipt shown on the transmission acknowledgement if sent via fax.

Party A: Baidu Online Network Technology (Beijing) Co., Ltd.

Address: 3F Baidu Plaza, No. 10 Shangdi 10th Street, Haidian District, Beijing

Attn: Zhan Wang

Fax: 010-59927435

Tel: 010-59925049

Party B: Xiaodong Wang

Address:

Fax: 010-59927435

Tel: 010-59928888

11.

Except with Party A’s prior written consent, Party B shall not transfer its rights and obligations hereunder to any third party. Party B hereby agrees that Party A may transfer its rights and obligations hereunder to any third party as it deems needed. Party A may only need to send a written notice to Party B at the time of such transfer and does not need to obtain Party B’s consent with respect to such transfer.

12.

Both Parties acknowledge and confirm that any oral or written information exchanged between the Parties in connection with this Agreement shall belong to confidential information, and both Parties shall keep all such information confidential and not disclose any such information to any third person, except the information: (a) that is known or will be known by the public (not due to a discretional disclosure by the Party receiving such information); (b) that is required to be disclosed by applicable law or rules or regulations of a stock exchange; or (c) that needs to be disclosed to a Party’s legal or financial advisor in connection with the transaction contemplated hereby, provided that such advisor shall be subject to a confidential obligation similar to that provided in this Article). A disclosure by any staff or agency engaged by any Party shall be deemed a disclosure made by such Party, and such Party shall take the responsibilities for breach. This Article shall survive any invalidity, amendment, termination, dissolution or inoperability of this Agreement for any reason whatsoever.

13.

(1)	The formation, validity, interpretation, performance, amendment and termination of and settlement of disputes under this Agreement shall be governed by the laws of the PRC.

(2)

Any dispute arising in connection with the interpretation and performance of the provisions of this Agreement shall first be resolved by the Parties in good faith through negotiations. In case no resolution can be reached by the Parties, any Party may refer such dispute to China International Economic and Trade Arbitration Commission for arbitration in accordance with its then effective arbitration rules. The arbitration shall be held in Beijing and the language used shall be Chinese. The arbitral award shall be final and binding upon both Parties.

14.

This Agreement, once becoming effective, constitutes the entire agreement and understanding between the Parties with respect to the matters contained herein, and fully supersedes all prior oral and written agreements and understandings between the Parties with respect to the matters contained herein.

15.	This Agreement is made in duplicate, one for each Party, and both counterparts shall be equally binding.

[No text below]

[This page contains no body text]

IN WITNESS WHEREOF, each party hereto has executed this Agreement as of the date first written above.

Party A: Baidu Online Network Technology (Beijing) Co., Ltd. (company seal)

Signature:	/s/ Zhan Wang
Name: Zhan Wang
Title: Legal Representative

Party B: Xiaodong Wang

Signature:	/s/ Xiaodong Wang